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                                                                EXHIBIT 3(A)(II)

                                    AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                         POWER CONSERVATION CORPORATION

                  Pursuant to the provisions of Section 78.385 of the Nevada Revised Statutes, Power Conservation Corporation adopts the following amendments to its Articles of Incorporation:

1. The undersigned certify that on the 10th day of March, 1982, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors meeting throughout all proceedings and at which time the following resolutions were unanimously adopted by the Board of Directors:

                  BE IT RESOLVED: That the Secretary of Power Conservation Corporation is hereby authorized, directed and empowered to serve notice upon each and every stockholder of the corporation as their names and addresses appear on the books and records of the corporation as of the close of business on March 10, 1982, of a special meeting of shareholders to be held and convened on March 30, 1982 at 2:00 p.m., local time, at Suite 201, 5600 Executive Center, Charlotte, North Carolina for the following purpose:

                    To amend the Articles of Incorporation to change the name of the corporation from Power Conservation Corporation to Power Capital Corporation.

2. A Special Meeting of the Stockholders was held on March 30, 1982, at Suite 201, 5600 Executive Center, Charlotte, North Carolina at 2:00 p.m., local time and with regard thereto, the undersigned certify as follows:

                    a) Notice of the Special Meeting of Stockholders was mailed to each and every stockholder on March 10, 1982.

                    b) There were present either by proxy or in person 1,333,100 shares of the 1,904,425 shares outstanding in the corporation.

                    c) That the proposal to amend the Articles of Incorporation which is set forth as follows was adopted by 1,333,100 shares and no shares were voted against the proposal.

                    d) The amendment to the Articles of Incorporation is as follows:






             ARTICLE ONE. [NAME]. The name of corporation shall be:

                            POWER CAPITAL CORPORATION

          IN WITNESS WHEREOF, the undersigned hereunto signature this 14th day of October, 1982.

                         POWER CONSERVATION CORPORATION



By
  ----------------------------
     Charles Hogan
     Vice President



STATE OF NORTH CAROLINA                                       )
                                                              )  ss.
COUNTY OF ________________                                    )

          On this 18th day of October, 1982, before me, undersigned, a Notary Public, personally appeared the elected Vice President POWER CONSERVATION CORPORATION, known to be the person who executed the foregoing amendment the Articles of Incorporation and who acknowledged that they executed the same freely and voluntarily on behalf of POWER CONSERVATION CORPORATION for the uses and purposes therein mentioned.

          IN WITNESS WHEREOF, I have hereunto set my ____ and affixed my official seal the day and year in ____ amendment first above written.


                                 -----------------------------------------
                                  Notary Public
                                  Residing in ________________

My Commission Expires:

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